As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Enveric Biosciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4484725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(239) 302-1707

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Johnson

Chief Executive Officer

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(239) 302-1707

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 918-8989

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-233260

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
Common Stock, par value $0.01 per share	$2,154,978	$235.11

(1)	The registrant previously registered securities with a maximum aggregate offering price of $25,000,000 on a Registration Statement on Form S-3 (File No. 333-233260), filed on August 14, 2019, as amended on November 15, 2019, and declared effective on November 19, 2019 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, (the “Securities Act”), an additional number of securities having a proposed maximum aggregate offering price of $2,154,978 is hereby registered. This amount represents no more than 20% of the maximum aggregate offering price of the unsold securities remaining under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that which was registered under such registration statements.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b), promulgated under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-233260), originally filed with the Commission by Enveric Biosciences, Inc. (the “Registrant”) on August 14, 2019, as amended on November 15, 2019, and declared effective on November 19, 2019 (the “Prior Registration Statement”). This Registration Statement is being filed for the sole purpose of registering additional securities by a proposed aggregate offering price of $2,154,978, which represents no more than 20% of the maximum aggregate offering price of the unsold securities remaining under the Prior Registration Statement. The contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference. The required opinions and consents are listed on the exhibit index hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (SEC File No. 333-233260) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Legal Opinion of Haynes and Boone, LLP.

23.1	Consent of RAM Associates, CPA.

23.2	Consent of Marcum LLP

23.3	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, on this February 9, 2021.

Enveric Biosciences, Inc.

By:	/s/ David Johnson
Name:	David Johnson
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Johnson	Chief Executive Officer and Chairman	February 9, 2021
David Johnson	(Principal Executive Officer)

/s/ John Van Buiten	Chief Financial Officer	February 9, 2021
John Van Buiten	(Principal Financial and Accounting Officer)

/s/ George Kegler	Director	February 9, 2021
George Kegler

/s/ Sol Mayer	Director	February 9, 2021
Sol Mayer

/s/ Marcus Schabacker, M.D., Ph.D.	Director	February 9, 2021
Marcus Schabacker, M.D., Ph.D.